Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

IT IS HEREBY AGREED by and between Dennis Jorgensen (“Jorgensen”) and Transaction Systems Architects, Inc. and its subsidiaries, including but not limited to Intranet (collectively, “TSA”), in consideration for the mutual promises contained herein, as follows:

1.
Jorgensen’s employment with TSA will terminate effective October 21, 2005, and Jorgensen will receive base salary earned through that date and accrued benefits. Jorgensen’s last day of active service will be October 7, 2005.

2.
TSA will pay Jorgensen in accordance with its normal pay practices, upon the expiration of the seven-day revocation period described in paragraph 16, a lump sum equal to One Hundred and Four Thousand Dollars ($104,000.00), less legally required and voluntarily authorized deductions. This amount is in addition to any money and other benefits Jorgensen would receive in the event of Jorgensen's voluntary separation from TSA, and Jorgensen acknowledges that this amount constitutes severance pay offered to him by TSA freely and without obligation in consideration for this Separation Agreement and General Release (the “Agreement”), including a release of all claims for age discrimination pursuant to the Age Discrimination in Employment Act and any state or local age discrimination laws.

3.
TSA will also make available to Jorgensen at TSA’s cost, for a period of up to sixty (60) days following Jorgensen’s effective termination date, outplacement services through Lee Hecht Harrison, provided that Jorgensen signs this Agreement and that he commences use of the outplacement services within thirty (30) days thereafter. To commence use of the outplacement services, Jorgensen should contact Amanda Jurek at .

4.
Except as provided herein, this Agreement shall expressly and unconditionally supersede and render void any and all claims, rights, title or interest in or with respect to any employee compensation or benefit to which Jorgensen may have been entitled by virtue of his employment with TSA, excluding claims relating to social security, workers’ compensation, or unemployment insurance benefits.

5.
Jorgensen hereby releases and discharges TSA, its directors, officers, employees, agents or successors of and from any demand or claim, of whatever kind or nature, whether known or unknown, arising out of his employment with or separation from TSA, including, but not limited to (i) claims Jorgensen may have under any federal, state or local labor, employment, discrimination, human rights, civil rights, wage/hour, pension, or tort law, statute, order, rule, regulation or public policy, including but not limited to, those arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the National Labor Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act of 1970, the Americans With Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Massachusetts Fair Employment Practices Act, the Massachusetts Payment of Wages Statute, Chapters 149 through 154 of the Massachusetts General Laws, the Illinois Human Rights Act, and the Illinois Wage Payment and Collection Act, (ii) those arising under common law, including but not limited to claims or suits for intentional interference with contractual relations, breach of the implied covenant of good faith and fair dealing, breach of contract, wrongful termination, negligent supervision, negligence, intentional and negligent infliction of emotional distress, defamation, false imprisonment, libel and slander and (iii) claims arising under any other local, state or federal law or regulation as of the date this Agreement is signed. Jorgensen does not waive claims that may arise after the date this Agreement is executed and which are based upon TSA’s acts or omissions after that date.

6.
Jorgensen understands and agrees that this Agreement does not constitute any admission by TSA that any action taken with respect to Jorgensen was unlawful or wrongful, or that such action constituted a breach of contract or violated any federal or state law, policy, rule or regulation.

7.
Jorgensen agrees to promptly return to TSA all property belonging to TSA, including, but not limited to, credit cards, keys, security cards and any other documents and confidential information belonging to TSA.

8.
Jorgensen agrees that he will not disparage or make negative statements about TSA or any of its officers, directors, agents, employees, successors or assigns. TSA agrees that its officers and directors will not make, or cause or encourage others to make, disparaging or negative statements about Jorgensen.

9.
Jorgensen understands and agrees that he may not use or disclose any proprietary information of TSA including, but not limited to product and service information, financial and pricing information, data processing and communication information, marketing and business plans and other know-how and trade secrets regarding the business of TSA, all of which are valuable to TSA and constitutes confidential information. The confidentiality agreement dated November 19, 1998 is, and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. A copy of this agreement is attached hereto as Exhibit A.

10.
Jorgensen agrees that while employed by the Company, he has had contact with and has become aware of TSA’s customers and the representatives of those customers, their names and addresses, specific customer needs and requirements, and leads and references to prospective customers, and that Jorgensen has benefited and added to TSA’s goodwill with its customers and in the marketplace generally. Jorgensen further agrees that loss of such customers will cause TSA significant and irreparable harm. Accordingly, Jorgensen agrees that, for twelve (12) months after the cessation of his employment with TSA, he will not solicit, contact, call upon, accept orders from, or attempt to communicate with any customer or prospective customer of TSA for the purpose of providing any products or services substantially similar to those Jorgensen provided while employed with TSA. This restriction shall apply only to any customer or prospective customer of TSA with whom Jorgensen had contact or about whom Jorgensen learned confidential information during the last twelve (12) months of Jorgensen’s employment with TSA. For the purpose of this section, “contact” means interaction between Jorgensen and the customer, or prospective customer which takes place to further the business relationship, or making sales to or performing services for the customer, or prospective customer on behalf of TSA.

11.
Jorgensen acknowledges and agrees that solely as a result of employment with TSA, he has come into contact with and has acquired confidential information regarding some of TSA’s employees, consultants, contractors, or agents (for purposes of this section, collectively referred to as “worker”). Accordingly, for twelve (12) months after his cessation of employment with TSA, Jorgensen will not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other worker of TSA with whom Jorgensen had contact or about whom Jorgensen learned confidential information during his last twelve (12) months of employment with TSA. For the purposes of this section, “contact” means any interaction whatsoever between Jorgensen and the other worker.

12.
Jorgensen agrees not to disclose the existence or contents of this Agreement, unless required by law. This restriction will not apply to disclosure by Jorgensen to members of Jorgensen’s immediate family or to Jorgensen’s legal, tax or financial advisors; provided that Jorgensen advises them of this provision and Jorgensen agrees to use Jorgensen’s best efforts to protect against any further disclosure by these persons.

13.
Jorgensen agrees further that if he breaches the provisions of paragraphs 7, 8, 9, 10, 11 or 12, TSA may bring an action in a court of competent jurisdiction and recover as liquidated damages the payment made to him pursuant to Paragraph 2 of this Agreement and its attorneys’ fees.

14.	TSA provides only neutral reference responses to inquiries for employment, which include a verification of past employment, dates and location of employment and positions held.

15.
Jorgensen agrees to cooperate with TSA in investigating, preparing or testifying with respect to any threatened or pending claim, action or proceeding, whether investigative, administrative, civil or criminal, involving or affecting TSA. Jorgensen will receive no additional compensation for his time, but will be reimbursed for his reasonable expenses in connection with these activities in accordance with TSA's expense reimbursement policies and procedures.

16.
Jorgensen acknowledges further that he has been advised by this Agreement: (a) that he should consult with an attorney of his choice prior to executing this Agreement; (b) that he has up to forty five (45) days in which to consider and accept this Agreement from the time he received it on October 7, 2005; and (c) that he will have up to seven (7) days following execution of this Agreement in which to revoke this Agreement by delivering written notice of such revocation to Amanda Jurek. Attached as Exhibit B are further details on the eligibility for this separation program. Jorgensen further acknowledges that by entering into this Agreement, he understands all of the provisions thereof and its binding legal effect, that he is voluntarily entering into this Agreement, and that TSA has made no promises to Jorgensen other than those contained in this Agreement.

17.
In the event that any provision of this Agreement is deemed unenforceable, Jorgensen agrees that a court of competent jurisdiction shall have jurisdiction to reform such provision to the extent necessary to cause it to be enforceable to the maximum extent permitted by law. The provisions in this Agreement are severable, and if any provision is determined to be prohibited or unenforceable in any jurisdiction, the remaining provisions shall nevertheless be binding and enforceable. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Massachusetts without regard to principles of conflicts of law.

18.
Except as set forth in Exhibit C attached hereto and as noted in the following sentence, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and fully supersedes any and all prior agreements or understandings between the parties. This Agreement is supplemental to, and does not supersede, any non-solicitation, non-compete, non-disclosure, or confidentiality agreement that Jorgensen may have signed while employed by TSA. Such agreements survive and remain in force following the execution of this Agreement.

Dated this    7th    day of    October   , 2005.

  /s/ Dennis Jorgensen
Dennis Jorgensen

Transaction Systems Architects, Inc.

By:   /s/ Les Real
Les Real

V.P., Global Human Resources

EXHIBIT A

APPLIED COMMUNICATIONS, INC.

EMPLOYEE INVENTION AND CONFIDENTIAL INFORMATION

AGREEMENT

With DENNIS D. JORGENSEN
(Employee Name)

In consideration of my employment and/or continued employment by APPLIED COMMUNICATIONS, INC. (hereinafter “ACI”), I hereby agree as follows:

The intent of this agreement (the “Agreement”) is to provide protection, security, and safeguards to ACI, “Corporate Affiliates” of ACI (which shall mean any entity controlling, controlled by or under common control with ACI) and their customers, and to prevent the improper release and distribution of their respective proprietary information and products. In addition it is intended to protect the ownership of ACI, its Corporate Affiliates and/or their customers, in and to inventions developed by employees while employed by ACI. This Agreement is not intended to prevent an employee from developing inventions or patentable items, nor is this Agreement intended to restrict or prevent future employment.

I agree that all “Creative Property” shall be the sole and exclusive property of ACI. “Creative Property”, as used herein, shall mean all inventions, trademarks, patents, industrial designs (design patents), topographies, concepts, discoveries, developments, creations and ideas including, but not limited to, all processes, machines, computer software, computer firmware, improvements thereto and know-how related thereto, whether patentable or not, made or conceived by me, (a) either alone or jointly with others, in the performance of my employment with ACI or (b) with the use of ACI’s time, equipment, material, supplies, facilities or (c) containing or utilizing trade secret information, or other private or confidential information acquired by me during the term of my employment and related to the business of ACI or its Corporate Affiliates or their actual processes, research or development. I agree, at the request of ACI and in the form and manner prescribed by it, to assign to ACI all my rights, title and interest in and to all Creative Property.

I agree that all “Writings”, including all rights therein shall be the sole and exclusive property of ACI. “Writings”, as used herein, shall mean the tangible expression of information relating in any manner to Creative Property or to the research, development, sales, marketing, manufacturing, or other business activities of ACI or it Corporate Affiliates including, but not limited to blueprints, designs, diagrams, documents, notes, notebooks, flow charts, specifications, manuals, reports, photographs, photomasks, computer software, and computer firmware, prepared by me, (a) either alone or jointly with others, in the performance of my employment with ACI or (b) with the use of ACI’s time, equipment, material, supplies, facilities or (c) containing or utilizing trade secret information or other private or confidential information acquired by me during the term of my employment and related to the business of ACI or its Corporate Affiliates or their actual processes, research or development. I agree, at the request of ACI and in the form and manner prescribed by it, to assign to ACI all my rights, title and interest in and to all Writings. I hereby waive in whole any moral rights I may have in the Writings and any part or parts thereof.

I further agree that every document, record, or notation in my possession or control which contains Creative Property, Writings or other information not readily available to persons not employed by ACI or its Corporate Affiliates shall remain the exclusive property of ACI or its Corporate Affiliates and said records shall be delivered to ACI upon termination of my employment.

I acknowledge that ACI’s and its Corporate Affiliates’ software products and all related technical data, information, documents and/or materials or any direct product thereof (collectively, “software or Technical Data) are subject to export control under the U.S. Export Administration Regulations, and agree that I will not export, re-export, divert, or transfer Software or Technical Data, directly or indirectly, from the United States or disclose such Software or Technical Data to any person who is not a United States resident or national without the prior written approval of ACI and obtaining any applicable and required license for the U.S. Government.

I further agree not to divulge or disclose, at any time during my employment or after my employment, directly or indirectly, to any unauthorized person, firm or corporation, without ACI’s prior written permission, any Creative Product, Writing or other information regarding ACI’s or its Corporate Affiliates’ Creative Products, Writings, or inventions, designs and methods, systems, software programs, trade secrets, customer information, strategic or financial information, or any other information of ACI’s or its Corporate Affiliates’ not generally available to the public, which I acquire during my employment with ACI, unless required to do so by court order.

I understand that ACI is a wholly-owned subsidiary of Transaction Systems Architects, Inc. (“TSA”) of Omaha, Nebraska. I recognize that my obligations of confidentiality and non-disclosure, as set forth above, expressly include all information not generally available to the public concerning TSA and its business, affairs and plans. I further acknowledge that U.S. securities laws prohibit me form purchasing, selling, or otherwise trading in TSA’s securities while in possession of material information concerning TSA which has not been generally disclosed to the investing public. I further acknowledge that U.S. securities laws prohibit me from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in TSA’s securities. During the course of my employment with ACI, I agree not to purchase, sell or otherwise trade in TSA’s securities while in possession of material information concerning TSA which has not yet been disclosed to the investing public, not to disclose any such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in TSA’s securities.

I acknowledge and agree that my failure to abide by the terms of this Agreement can be the basis for disciplinary action or constitute cause for termination of employment. The terms and provisions of this Agreement shall be binding upon my heirs, administrators, or other legal representatives or assigns and shall inure to the benefit of AIC, its Corporate Affiliates and their successors, and assigns. I understand and acknowledge that ACI may assign this Agreement, either in its entirety or severally, from time to time, with respect to any Creative Products or Writings covered hereby and may give or grant to any assigned or assignees the right to enforce same with respect to the Creative Product(s) or Writing(s) assigned.

The Agreement shall not terminate by reason of the termination of my employment nor may it be modified, released or abandoned except by written instrument properly executed by ACI. This Agreement shall supersede any and all prior agreements regarding this subject matter between the parties hereto.

IN WITNESS WHEREOF, I have signed this Agreement this 19 of  November , 1998.

/s/ Dennis D. Jorgensen    /s/ Illegible_________________________________
Signature of Employee     Signature of Witness

EXHIBIT B

Transaction Systems Architects, Inc. and its subsidiaries (collectively, “TSA”) hereby informs you that the consideration recited in the Separation Agreement and General Release (the “Agreement”) is being offered as part of an employment separation program (the “Program”). To be eligible for the Program an individual must be an employee of TSA. To be selected for the Program, an individual must be an employee of TSA whose employment will be terminated by October 21, 2005.

"TSA further informs you of the job titles and ages of all employees selected for the Program, and the job titles and ages of all employees in the same job classifications, not selected for the Program."

Title	Age of Affected	Age of Non Affected
Sales Consultant	49
Engineer	37	Twenty age 20 - 30 Twenty Five, age 31 - 40 Eight age 41 - 50 Six age 51 - 60
V.P., U.S. Sales	51
Sr. Manager, Project Management	44
V.P., Worldwide Sales & Support	55
Sr. V.P., Americas	47
Business Development Manager	59	47
President & CEO	57
CIO	55
Sr. Quality Assurance Engineer	52	One age 20 - 30 One age 31 - 40 Two age 41 - 50 Four 51 - 60
Sr. Manager, Contracts Administration	45

EXHIBIT C
To Jorgensen Separation Agreement and General Release

The parties to the Separation Agreement and General Release acknowledge that Jorgensen, while employed by TSA, was a participant in various benefit or compensation plans offered by TSA, including but not limited to one or more stock option plans, a 401(k) plan, and a Management Incentive Compensation (“MIC”) plan (collectively “Plans”). TSA agrees that Jorgensen will receive the rights and benefits available to him under those Plans as a separated employee, consistent with the terms of those Plans, and that nothing in the Separation Agreement and General Release is intended to modify or contravene the terms of those Plans, or otherwise interfere with or limit Jorgensen’s rights, as a separated employee, to benefits or compensation under those Plans. Jorgensen acknowledges that he has received a copy of each of the Plans, or, if he has not, a copy of each of the Plans will be provided to him by TSA upon request.